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                   PRITCHETT, SILER & HARDY, P.C.
                       430 EAST 400 SOUTH
                     SALT LAKE CITY, UTAH 84111
                          (801) 328-2727


                                              March 21, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Wild Wings, Inc.'s statements, pertaining to our firm included under Item 4 of Form 8-K dated March 14, 1997 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


     /s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.


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